UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 6, 2005

                               CALPINE CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                        Commission File Number: 001-12079

                I.R.S. Employer Identification Number: 77-0212977

                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115
          Address of principal executive offices and telephone number)

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.03 -- CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
             OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

     On October 14, 2005, CCFC Preferred Holdings, LLC (the "Issuer") issued 300,000 Redeemable Preferred Shares (the "Preferred Shares"), each with a paid-up value of $1,000. The Issuer is an indirect subsidiary of Calpine Corporation ("Calpine") and an indirect parent of Calpine Construction Finance Company, L.P. ("CCFC"). The Preferred Shares were sold to accredited investors and qualified institutional buyers in a private placement in the United States under Section 4(2) and Regulation D under the Securities Act of 1933. Morgan Stanley & Co. Incorporated acted as placement agent for the offering. Net proceeds from the sale of the Preferred Shares were distributed to Calpine for use in accordance with Calpine's existing bond indentures.

     The Preferred Shares initially accrue dividends at a rate per annum equal to the six-month U.S. Dollar LIBOR plus a margin of 950 basis points except that upon the occurrence and during the continuance of certain voting rights triggering events (as described below), the rate per annum for dividends will increase by 200 basis points above the then-applicable margin. Dividends will be payable in cash semi-annually in arrears each February 26 and August 26, beginning on February 26, 2006.

     Voting rights triggering events include, among other things, the failure of the Issuer to declare and pay dividends when due or to satisfy any mandatory redemption or repurchase requirements; the occurrence of a default under CCFC's term loan agreement or the indenture governing CCFC's second priority floating rate notes (together, the "CCFC Financing Documents"); the breach of certain other covenants or undertakings with respect to the Preferred Shares; and certain bankruptcy-related events in relation to the Issuer and its subsidiaries. In addition, upon the occurrence of a voting rights trigger event, the holders of the Preferred Shares will have the right to elect the board of directors of the Issuer.

     The Issuer may redeem any of the Preferred Shares beginning on October 15, 2008 at an initial redemption price of 100% of paid-up value plus a premium equal to 5%. The Issuer will be required to redeem all of the then outstanding Preferred Shares on October 14, 2011, at their paid-up value, together with accrued and unpaid dividends to such date. Additionally, the Issuer will be required to redeem or repurchase Preferred Shares (i) upon the occurrence of certain change of control events with respect to the Issuer and/or its direct and indirect parents and/or subsidiaries, and (ii) with the proceeds of certain assets sales, debt issuances, and equity issuances, in each case (x) by the Issuer and/or its direct and indirect subsidiaries and (y) to the extent permitted by, and after compliance with all applicable requirements of, the CCFC Financing Documents.

     The terms of the Preferred Shares require the Issuer and its subsidiaries to comply with all of its obligations under the CCFC Financing Documents, as well as certain additional covenants.

ITEM 8.01 --  OTHER EVENTS

     On October 6, 2005, in connection with the sale of its Ontelaunee facility and in accordance with the instruments governing its indebtedness, CCFC commenced simultaneously (i) an offer to purchase a portion of the indebtedness outstanding under its Credit and Guarantee Agreement, dated as of August 23, 2003, as amended (the "Term Loans") with the net proceeds of the Ontelaunee sale and (ii) a tender offer for a portion of its outstanding Second Priority Senior Secured Floating Rate Notes due 2011 (the "Notes") with the net proceeds of the Ontelaunee sale remaining after the payment for the Term Loans (if any) tendered pursuant to the offer to purchase. The expiration date for the offer to purchase Term Loans is October 28, 2005, and the expiration date for the Notes tender offer is November 4, 2005, in each case unless extended or earlier terminated. Term Loans and Notes tendered pursuant to the applicable offer may be withdrawn at any time prior to the applicable expiration date. The purchase price for Term Loans and Notes validly tendered (and not validly withdrawn) on or prior to the applicable expiration date, and that are accepted for purchase pursuant to the terms and conditions of the applicable offer, in each case will be par plus accrued interest to and including the applicable purchase date. The purchase date for the Term Loans and Notes accepted for purchase will be not later than the third business day following the expiration date of the applicable offer. The offers are subject to customary conditions, including, in the case of the Notes, the availability of net proceeds from the Ontelaunee sale to repurchase Notes pursuant to the tender offer after repayment of Term Loans.

     CCFC does not make any recommendation as to whether or not holders of Notes or Term Loans should tender their Notes or Term Loans pursuant to the offers. Holders must make their own decision as to whether to tender their Notes or Term Loans, and if tendering, the principal amount to tender. The information herein is not an offer to purchase or a solicitation of an offer to sell any securities.



ITEM 9.01 --  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

      Not Applicable

(b) Pro Forma Financial Information.

      Not Applicable

(c) Exhibits.

      99.1  Press Release dated October 17, 2005.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CALPINE CORPORATION

                                  By:  /s/ Charles B. Clark, Jr.
                                       ------------------------------------
                                       Charles B. Clark, Jr.
                                       Senior Vice President, Controller and
                                       Chief Accounting Officer


Date: October 20, 2005

                                  EXHIBIT INDEX




               Exhibit               Description
               -------   -----------------------------------
               99.1      Press release dated October 17, 2005


================================================================================


EXHIBIT 99.1


NEWS RELEASE

Media Relations:  Katherine Potter             Investor Relations:  Karen Bunton
408-792-1162                                                        408-792-1121
kpotter@calpine.com                                          kbunton@calpine.com


              Calpine Closes $300 Million Preferred Shares Offering
                           By CCFC Preferred Holdings


     (SAN JOSE, Calif.) /PR Newswire - First Call Oct. 17, 2005 - Calpine Corporation's [NYSE:CPN] indirect, stand-alone subsidiary CCFC Preferred Holdings, LLC (CCFC Holdings) has received funding for its $300 million offering of 6-Year Redeemable Preferred Shares due 2011. Net proceeds from the offering of the Redeemable Preferred Shares will be used as permitted by Calpine's existing bond indentures. CCFC Holdings repaid the $150 million of redeemable preferred shares due February 13, 2006 simultaneously with this closing.

     CCFC Holdings indirectly owns six natural gas-fired, combined-cycle power plants with a combined estimated peak capacity of approximately 3,700 megawatts. Calpine and other Calpine affiliates are not responsible for the debts or other obligations of CCFC Holdings or other CCFC entities.

     The Redeemable Preferred Shares have not been registered under the Securities Act of 1933, as amended, and may not be offered in the United States or any state absent registration or an applicable exemption from registration requirements. The Redeemable Preferred Shares were offered in a private placement in the United States under Section 4(2) and Regulation D under the Securities Act of 1933. This press release shall not constitute an offer to sell or the solicitation of an offer to buy. Securities laws applicable to private placements limit the extent of information that can be provided at this time.